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                                                                   EXHIBIT 10.21




                                LEAR CORPORATION
                      OUTSIDE DIRECTORS COMPENSATION PLAN
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                                LEAR CORPORATION
                      OUTSIDE DIRECTORS COMPENSATION PLAN


ARTICLE 1.          ESTABLISHMENT, OBJECTIVES AND DURATION

         1.1        ESTABLISHMENT OF THE PLAN.   Lear Corporation, a Delaware
corporation, hereby establishes a compensation plan for outside directors to be known as the "Lear Corporation Outside Directors Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document.

        The Plan shall become effective as of July 1, 1997 (the " Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

         1.2 PLAN OBJECTIVES. The objectives of the Plan are to give the Company an advantage in attracting and retaining Directors and to link the interests of Outside Directors to those of the Company's stockholders.

         1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect until the Board of Directors terminates the Plan pursuant to Section 6.1.

ARTICLE 2.          DEFINITIONS

         Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

         2.1 "AFFILIATES" means, with respect to any person, any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such person.

         2.2 "ANNUAL RETAINER" means the retainer fee established by the Board in accordance with Section 5.1 and paid to an Outside Director for services performed as a member of the Board of Directors for a Plan Year.

         2.3 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         2.4 "COMPANY" means Lear Corporation, a Delaware corporation, and any successor thereto as provided in Section 6.4 herein.

         2.5 "DIRECTOR" means any individual who is a member of the Board of Directors.

         2.6 "EFFECTIVE DATE" shall have the meaning ascribed to such term in Section 1.1 hereof.

         2.7 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.





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         2.8        "FAIR MARKET VALUE" means:

         (a) the price at which publicly traded Shares are purchased (pursuant to Sections 5.1 and 6.2) on the national securities exchange on which the Shares are listed; and

         (b) if not so purchased, as determined by the Board of Directors.

         2.9 "INSTALLMENT PAYMENT" shall have the meaning ascribed to such term in Section 5.1.

         2.10 "MEETING FEE" means the fee established by the Board in accordance with Section 5.2 and paid to an Outside Director for attendance at meetings of (a) the Board of Directors and (b) any committee of the Board which is not held on the same day as a Board meeting.

         2.11 "OUTSIDE DIRECTOR" means a Director who during his or her entire term as a Director was not an employee of the Company, Lehman Brothers, Inc. or any of their respective Affiliates.

         2.12       "PLAN" shall have the meaning ascribed to such term in
Section 1.1 hereof.

         2.13 "PLAN YEAR" means (a) for 1997, the period beginning on July 1 and ending on December 31 and (b) after 1997, the twelve month period beginning on January 1 and ending on December 31.

         2.14 "SHARES" means the shares of common stock, $.01 par value, of the Company.

ARTICLE 3.          ADMINISTRATION

         3.1 THE BOARD OF DIRECTORS. The Plan shall be administered by the Board of Directors. The Board of Directors shall act by a majority of its members at the time in office and eligible to vote on any particular matter, and such action may be taken either by a vote at a meeting or in writing without a meeting.

         3.2 AUTHORITY OF THE BOARD OF DIRECTORS. Except as limited by law and subject to the provisions herein, the Board of Directors shall have full power to: construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; and amend the terms and conditions of the Plan. Further, the Board of Directors shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law and consistent with Section 3.1, the Board of Directors may delegate its authority as identified herein.

         3.3 DECISIONS BINDING. All determinations and decisions made by the Board of Directors pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its stockholders, all Affiliates, Outside Directors and their estates and beneficiaries.





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ARTICLE 4.          ELIGIBILITY

         Each Outside Director of the Board during a Plan Year shall participate in the Plan for that year.

ARTICLE 5.          COMPENSATION

         5.1 ANNUAL RETAINER. Each Outside Director shall be entitled to receive an Annual Retainer in such amount as shall be determined from time to time by the Board. Until changed by resolution of the Board of Directors, the Annual Retainer shall be $24,000.

        The Annual Retainer shall be paid in four equal installments (the "Installment Payments") as of the first business day of each calendar quarter to each Outside Director on that date. Each Installment Payment to an Outside Director shall equal the quotient of the Outside Director's Annual Retainer
divided by four.   Any Outside Director who first becomes an Outside Director during a calendar quarter shall be entitled to an Installment Payment for that calendar quarter. Such an Installment Payment shall be paid as soon as administratively feasible after the individual becomes an Outside Director.

         Installment Payments shall be paid one-half in Shares, with the value of any fractional Shares paid in cash, and one-half in cash. Notwithstanding the foregoing, each Installment Payment to an Outside Director during a Plan Year shall be paid solely in Shares if either (a) the Outside Director elects in writing, or (b) the Outside Director fails on the last day of the preceding Plan Year to satisfy the stock ownership guidelines for Outside Directors established from time to time by the Board of Directors. The number of Shares delivered as an Installment Payment under this Section shall equal the quotient of (i) the portion of the Outside Director's Installment Payment for that quarter to be paid in Shares, divided by (ii) the Fair Market Value of a Share on the date the Installment Payment is made.

         5.2 MEETING FEE. Each Outside Director shall be entitled to receive a Meeting Fee, in such amount as shall be determined from time to time by the Board, for each meeting he or she attends (including telephonic meetings but excluding execution of unanimous written consents) of the Board of Directors and each meeting of a Board committee, provided, that such meeting is not held on the same day as a Board meeting. Until changed by resolution by the Board of Directors, the Meeting Fee shall be $1,000. The Meeting Fee shall be paid in quarterly cash payments for the meetings, if any, attended during the previous quarter.

ARTICLE 6.          MISCELLANEOUS

         6.1 MODIFICATION AND TERMINATION. The Board may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part.

         6.2 SHARES SUBJECT TO THE PLAN. Unless determined otherwise by the Board of Directors, Shares subject to this Plan shall be made available from Shares purchased on the open market.





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         6.3        INDEMNIFICATION.  Each person who is or has been a member
of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in a settlement approved by the Company, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against such person, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         6.4 SUCCESSORS. All obligations of the Company under the Plan with respect to a current Plan Year shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

         6.5 RESERVATION OF RIGHTS. Nothing in this Plan shall be construed to limit in any way the Board's right to remove an Outside Director from the Board of Directors.

ARTICLE 7.          LEGAL CONSTRUCTION

         7.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         7.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         7.3 REQUIREMENTS OF LAW. The issuance of Share and/or cash payouts under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         7.4 SECURITIES LAW COMPLIANCE. To the extent any provision of the Plan or action by the Board would subject any Outside Director to liability under Section 16(b) of the Exchange Act, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

         7.5 UNFUNDED STATUS OF THE PLAN. The Plan is intended to constitute an "unfunded" plan. With respect to any payments or deliveries of Shares not yet made to an Outside Director by the Company, nothing contained herein shall give any rights that are greater than those of a general creditor of the Company.





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         7.6        GOVERNING LAW.  The Plan shall be construed in accordance
with and governed by the laws of the State of Delaware, determined without regard to its conflict of law rules.





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